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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-56978 of Merrill Lynch Pacific Fund, Inc. (the "Fund") on Form N-1A of our report dated February 7, 2003, appearing in the December 31, 2002 Annual Report of the Fund, in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP


Princeton, New Jersey
April 15, 2003